                                                                    EXHIBIT 99.3

                      ELECTION FORM/LETTER OF TRANSMITTAL

                                                                                             BOX A
SHARES OF MCN COMMON STOCK OWNED BY YOU:                       -------------------------------------------------------------------
                                                                            ELECTION (See Instructions B through F.)
Shares held in the MCN Dividend
Reinvestment Plan ("DRP"):                                     I hereby make a "CASH ELECTION" (see Instruction C) with respect to the following number of Shares of MCN COMMON STOCK: _____________
Certificated Shares:
                                                               I hereby make a "STOCK ELECTION" (see Instruction D) with respect to
TOTAL MCN COMMON STOCK:                                        the following number of Shares of MCN COMMON STOCK: _____________

Taxpayer ID Number:                                            I hereby make "NO ELECTION" (see Instruction E) with respect to the
                                                               following number of Shares of MCN COMMON STOCK:     _____________
/ /    Mark this box if you would like to surrender ALL of
       your Shares held in the MCN DRP.                        TOTAL: (This number must equal "Total MCN COMMON STOCK" shown to the
                                                               left.)                                              _____________

                                                               -------------------------------------------------------------------


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   THIS ELECTION FORM/LETTER OF TRANSMITTAL, AND ANY REQUIRED DOCUMENTATION,
 MUST BE RECEIVED BY EQUISERVE TRUST COMPANY NO LATER THAN 9:00 A.M., NEW YORK
                 CITY TIME, ON THE CLOSING DATE OF THE MERGER.
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                   _________________________________________    ________________

                   _________________________________________    ________________
                            Signature(s) of Owner(s)                  Date

                   Daytime
                   Phone: ______________________________________________________

                   Title: ______________________________________________________
                           (Please indicate full title if signature is by a trustee, executor, or any other fiduciary or in a representative capacity. (See Instruction G(3).))

PLEASE NOTE: The registered holder(s) must sign this form exactly as the name(s) appears above, which is how it (they) appears on the Share Records or is listed on the MCN DRP account. (See Instruction H(2).)

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  If you completed Box D on the reverse side of this form, please provide a
                            SIGNATURE GUARANTEE.
                           (See Instruction H(5).)

           NOTE:  Notarization by notary public is NOT acceptable.
             PLACE MEDALLION GUARANTEE IN THE BOX TO THE RIGHT.
                   FOR USE BY FINANCIAL INSTITUTIONS ONLY.
--------------------------------------------------------------------------------        --------------------------------------------

     DO NOT DETACH -- FOLD AND INSERT IN THE BROWN KRAFT ENVELOPE PROVIDED.
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                                      BOX B
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       AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S) VALUED UNDER $100,000

Complete this form only if you cannot locate some or all of your Certificate(s) for Shares and they are valued at less than $100,000. If the value of your Shares is $100,000 or more, see Instruction H(8). Please print clearly.

                   TAXPAYER ID NUMBER:
                   TOTAL SHARES LOST (Attach a separate schedule if needed.)
                   Please Fill in Certificate No(s) if Known    Number of Shares

                   ___________________________________________ _________________

                   ___________________________________________ _________________

                   ___________________________________________ _________________

                   ___________________________________________ _________________
                                   Attach separate schedule if needed
                   _____________________________________________________________

By signing the affidavit of lost or destroyed Certificate(s), I certify that I am the lawful owner of the Shares described above, that these Shares have not been pledged or endorsed and that no other person, firm, corporation, agency or government has asserted any right or title, claim, equity or interest in this (these) Certificate(s). I have made a diligent search for the Certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representative), in consideration of the exchange of the Shares represented by the Certificate(s), to completely indemnify, protect and hold harmless each of GENERAL INSURANCE COMPANY OF AMERICA, DTE, MCN, EquiServe Trust Company and their respective affiliates, collectively, from and against any and all losses, costs and damages which they may be subject to, or liable for, as a result of the action taken in honoring the affidavit provided. I agree that this form is attached to and made part of Blanket Bond Number 5679830 underwritten by GENERAL INSURANCE COMPANY OF AMERICA to protect DTE, MCN and EquiServe Trust Company. I agree to surrender the Certificate(s) for its (their) cancellation if I find it (them) at any time.

X Signed by Affiant (shareowner) _____________________________________________ on (date) ____________________________
                                 (Deponent) (Indemnitors) (Heirs Individually)           Month         Day       Year

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        REPLACEMENT INSURANCE PREMIUM CALCULATION FOR LOST CERTIFICATES.

                        X  $ 0.52                       =
----------------------     ---------------------------     ---------------------
   SHARES LOST             INSURANCE PREMIUM PER SHARE       TOTAL PREMIUM DUE

PLEASE MAKE YOUR U.S. DOLLAR CHECK PAYABLE TO EQUISERVE TRUST COMPANY, N.A. AND
                      ENCLOSE IT WITH THIS ELECTION FORM.
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

                                     BOX C

                               SUBSTITUTE FORM W-9
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PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER ("TIN") IN THE SPACE PROVIDED
AND CERTIFY BY SIGNING AND DATING BELOW. (See Instruction H(9).)

                         _______________________________
                                      TIN

Under penalties of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. (You must cross out the above item (2) if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return, unless, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding.)

/ /      Awaiting TIN                       / /    Exempt Payee
--------------------------------------------------------------------------------
SIGNATURE:                                                      DATE:
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                    YOU MUST COMPLETE THIS CERTIFICATE IF YOU
                      CHECKED THE "AWAITING TIN" BOX ON THE
                               SUBSTITUTE FORM W-9

                           CERTIFICATE OF AWAITING TIN

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide TIN to the Exchange Agent, 31% of all reportable payments made to me will be withheld, notwithstanding that I have checked the "Awaiting TIN" box on the Substitute Form W-9 (and have completed this Certificate of Awaiting TIN)






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SIGNATURE:                                                      DATE:
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                                     BOX D

                  SPECIAL ISSUANCE AND/OR PAYMENT INSTRUCTIONS
                             (See Instruction H(5).)

TO BE COMPLETED ONLY if the certificate or Payment Check(s) is (are) to be issued in the name(s) of someone other than the registered holder(s) listed on the front page of this Election Form/Letter of Transmittal.
                             (Please print or type.)

ISSUE TO:
Name(s): ______________________________________________________________

         ______________________________________________________________

Address: ______________________________________________________________
                              (Street and Number)

_______________________________________________________________________
                           (City, State and Zip Code)

         Taxpayer ID: __________________________________


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                                      BOX E

                          SPECIAL MAILING INSTRUCTIONS
                             (See Instruction H(7).)
TO BE COMPLETED ONLY if the certificate or Payment Check(s) is (are) to be delivered to the registered holder(s) or someone other than the registered holder(s) at an address other than that listed on the front page of this Election Form/Letter of Transmittal.
                            (Please print or type.)

MAIL TO:
Name:    ___________________________________________________________

Address: ___________________________________________________________
                              (Street and Number)

____________________________________________________________________
                           (City, State and Zip Code)

/ / Check box if this is the address you want to appear on the DTE shareholder records.

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PLEASE READ THE INSTRUCTIONS TO THIS ELECTION FORM/LETTER OF TRANSMITTAL BEFORE
                                 COMPLETING IT.

BY SIGNING THIS ELECTION FORM/LETTER OF TRANSMITTAL ON THE REVERSE SIDE, THE SIGNATORY HEREBY:

- represents and warrants that the representations, warranties, agreements and understandings set forth in the Representations and Warranties paragraph of Instruction H(2) and the second paragraph of Instruction H(4) to this Election Form/Letter of Transmittal are true and correct;

- surrenders the Certificate(s) representing the Shares and surrenders Shares held in MCN's DRP for the signatory's benefit;

- elects, upon consummation of the Merger, to have Shares converted in the manner the signatory indicated in Box A (see Instruction B), subject to the election and allocation, and tax adjustment, procedures (see Instruction F) and the other terms and conditions set forth in this Election Form/Letter of Transmittal, including the documents incorporated herein by reference; and

- certifies that the signatory has read and understands the Instructions to this Election Form/Letter of Transmittal.

ADDITIONALLY, THE SIGNATORY SHOULD NOTE THAT:

- failure by the signatory to certify that he/she is not subject to backup withholding may result in backup withholding of 31% of any cash payments made to such signatory as a result of the consummation of the merger; and

- if you acquire any Shares in the MCN DRP after the date of your Election ("After-Acquired Shares") and you have marked the box on the reverse side of this form indicating that you would like to surrender ALL of your MCN DRP Shares, such After-Acquired Shares will be treated in the same proportion with respect to Cash Election, Stock Election and No Election Shares as your Election in Box A.


              DO NOT MAIL THIS ELECTION FORM/LETTER OF TRANSMITTAL
               TO MCN ENERGY GROUP INC. OR TO DTE ENERGY COMPANY.